Exhibit 99(b)
News Release:  Immediate           Contact:  Richard B. Elder (Media)
                                             (804) 343-4785
                                             Celeste Gunter (Finance)
                                             (804) 649-4307

      JAMES RIVER NAMES MILES L. MARSH AS PRESIDENT AND CEO

     RICHMOND,  VIRGINIA,  August  17,  1995  --  The  Board   of

Directors of James River Corporation today announced the election of  Miles L. Marsh, 48, of Lake Forest, Ill., as president, chief

executive  officer and member of the board.   He  will  join  the

company October 2, 1995.

     Mr.  Marsh  was  most recently chairman and chief  executive officer  of Pet Inc. of St. Louis, prior to the sale  of  Pet  to

Grand  Metropolitan  PLC in March of this  year.   Prior  to  his

position at Pet, and its parent company, Whitman Corporation, Mr.

Marsh  spent eight years with various divisions of Dart  &  Kraft

Inc., Kraft Inc. and General Foods USA, all of which are part  of

Philip Morris Companies Inc.

     In  1989, Mr. Marsh joined Whitman Corporation in Chicago as president and chief operating officer with responsibility for Pet and  the other Whitman units.  Two years later he became chairman

and   chief  executive  officer  of  Pet,  with  the  charge   to

restructure the business, streamline the organization, revitalize its  product development and marketing activities, and return the company to a position of healthy growth.

     At  Pet,  Mr.  Marsh  raised company earnings  substantially between  1991  and  1994.  He  led productivity  improvements  in manufacturing,  purchasing  and  distribution  that  resulted  in

significant   annual  savings.   Also,  he  sold   non-performing

businesses,  liquidated  debt  and  restructured  the   company's

remaining debt at lower interest costs.

     In  addition, Mr. Marsh led the revitalization of Pet brands with  new entries for its Progresso Soup, Old El Paso and Van  de

Kamps   food  lines.   He  increased  advertising  and  marketing

efforts,  and internationally, he expanded the company's  Old  El

Paso franchise with new products, and distribution in Europe  and

Australia.

     Prior  to  his  responsibilities with Whitman and  Pet,  his experience  included  several assignments in management,  finance and operations management.

     After  completing  his formal education,  Mr.  Marsh  joined

McKinsey  and  Company  in  1976.  In 1981,  he  was  named  vice president  and  chief financial officer of the consumer  products group at Dart & Kraft Inc.

     From  1982 to 1984, Mr. Marsh served as general manager  and managing  director of Hobart, UK, a subsidiary of Dart  &  Kraft.

In  1984,  he  was  named  executive  vice  president  and  chief financial officer of Kraft Inc. in Northbrook, Ill., and in 1985,

he was named president, international, of Kraft.

     In   1988,  Mr.  Marsh  became  president,  operations   and

technology  group,  at Kraft in Glenview, Ill.,  prior  to  being named  president  of General Foods USA in White Plains,  N.Y.,  a year later.

     A  native  of South Africa, Mr. Marsh holds a Bachelor's  of

Science   degree  in  Economics  and  a  Master's   of   Business

Administration  degree in Marketing from the University  of  Cape

Town,  S.A.,  and  a  Doctorate of  Philosophy  in  Finance  from

Northwestern  University.   He  is  married  to  Lorna  Marsh,  a

contemporary artist, and they have two children.

     "James  River is indeed fortunate to have someone  of  Miles

Marsh's experience and proven leadership," said James River board chairman  and co-founder, Bob Williams. "I am confident  that  he will carry forward the many initiatives we have set in motion  to return the company to exciting new levels of competitiveness  and profitability.  I feel very comfortable now about  my  retirement at the end of the year."

     "And  I,  in  turn, am very pleased to be  on  board,"  said

Miles  Marsh, the newly elected president and CEO of James River.

"I  see  tremendous growth opportunities for the company and  our shareholders. Well founded strategies and programs  are  underway as stepping stones into a bright future for James River."



     James River Corporation, headquartered in Richmond, Va., is a leading manufacturer and marketer of consumer products, food and consumer packaging, and business papers. These product lines include leading brands such as QUILTED NORTHERN bathroom tissue. BRAWNY paper towels, DIXIE paper cups and plates, QUILT-RAP sandwich wrap, QWIK WAVE microwave packaging, EUREKA! recycled copy paper, and WORD PRO copy paper. In addition, the company produces a number of popular brands for the European towel and tissue market. James River has a current annual sales rate of $6.0 billion.


     Today's news release, along with past releases from James
River, are available by fax, at no charge, by calling PR
Newswire's Company News On Call at (800) 758-5804, ext. 457350.
Also, photos of Mr. Marsh are available upon request by calling
(804) 649-4456.